Exhibit 10.1

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”) is made as of the _20th___ day of ___May___, 2017 (the “Execution Date”) in Shenzhen, the People’s Republic of China (the “PRC”), by and among the parties below:

Party A: Shenzhen Pow-Tech New Power Co., Ltd.

Registered Address: ***

Legal Representative: ***

Party B: Shenzhen Highpower Technology Co., Ltd

Registered Address: Building 1, 68 Xinxia Road, Pinghu Town, Longgang District, Shenzhen, Guangdong, China

Legal Representative: Dangyu Pan

Party C: Dangyu Pan

Residence: ***

Citizenship Identification No.: ***

(Party A, Party B and Party C are hereinafter individually referred to as a “Party” and collectively as “Parties.”)

WHEREAS,

1.         Party A is lawfully formed and validly existing by virtue of the laws of China;

2.         Party B, Shenzhen Highpower Technology Co., Ltd (hereafter referred to as “Shenzhen Highpower”), is a limited-liability company established according to the Chinese law, providing nickel-metal hydride rechargeable batteries and other clean energy solutions in PRC ;

3.         Party C is the actual controller of Party B.

The relevant parties have had good communications and reached consensus on the terms of the agreement, which are as follows:

1.         Loan

1.1       Party A agrees to extend to Party B, on the terms and subject to the conditions herein, a loan in the total amount of RMB 20 million. Party B agrees to borrow the aforementioned loan on the terms and subject to the conditions herein.

1.2       The first loan of RMB 10 million hereunder shall be made by Party A to the designated bank account provided in Section 1.3 hereunder at a time within five business days after this Agreement comes into effect. Party A shall send the second loan of RMB 10 million to the designated bank account provided in Section 1.3 hereunder at a time within six calendar months after this Agreement comes into effect.

1.3       The information of the bank account established by Party B for receiving the loan from Party A shall be as follows:

Bank: Shenzhen Pinghu Branch of Bank of China

Account Name: Shenzhen Highpower Technology Co.,Ltd

Account No.: 744 5579 38816

Party B shall issue to Part A a receipt signed by Party B on the same day receiving all the loans specifying the time when all the loans are received and the amount of all the loans received, and confirmed by Party B’s signature.

1.4       Party C irrevocably and unconditionally agrees to provide guarantee for the debts owed by Party B to Party A hereunder on a joint and several basis. The scope of the guarantee by Party C covers without limitation, the principal and interest (if any) of the loan hereunder, and other types of expenses (including without limitation, liquidated damages, compensatory damages, debt-collection expenses and others, as applicable).

1.5       The term of loan (hereafter referred to as the “Term of Loan”) hereunder shall last until the 31th day of December, 2019. If Party A because of financial strain demands Party B to repay the loan in advance, Party A shall notice Party B in seven business days in advance; Party B shall pay Party A the principal and interest in seven business days after receiving Party A’s notice.

1.6       The interest rate for the loan extended by Party A to Party B shall be 5.655% per annum with the interest-bearing loan base set as 360 days per year, calculating from the date of withdrawal by the withdrawal amount and the actual number of occupied days.

2.        Repayment of the Loan

2.1       Party B undertakes to pay the principal and interest (if any) for the loan under the Agreement prior to the expiration of the Term of the Loan. Party B shall pay all the repaid amount to the bank account designated by Party A in writing.

2.2       Party B may prepay the loan and interest (if any) in whole or in part prior to the expiration of the Term of the Loan after the written notice to Party A.

3.        Commitment

3.1       Party B promises that in one day Party B schedules a return to Chinese capital market, Party B undertakes Party A to participant in the same condition as other investors.

4.        Breach and Liabilities for Breach

4.1       Breach

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Each of the following events shall be deemed an event of default by the relevant Party (hereafter referred to as “Event of Default”):

(a)       Party B fails to repay the principal and interest (if any) as scheduled;

(b)       Party B and/ or Party C fail to observe any treaties of this agreement.

4.2       Liabilities for Breach

4.2.1 If Party B fails to timely repay the principal and interest (if any) for the loan hereunder, Party B shall pay to Party A liquidated damages equal to 0.1% of the amount due and unpaid per each day overdue.

4.2.2 When the Event of Default by a Party (the “Breaching Party”) occurs, the non-breaching Party shall be entitled to take one or several of the following remedies to protect its rights:

(a)    to require the Breaching Party to cure the default and continue to perform its obligations;

(b)    to suspend the performance of its obligations until the Breaching Party has cured the default; the non-breaching Party shall not be deemed to have failed to perform or delayed in performing its obligations if it suspends its performance of obligations according to this paragraph;

(c)    to unilaterally terminate this Agreement by issuing written notice, and such termination notice shall enter into force on the date of issuance; however, the non-breaching Party shall not be deemed to have waived any right to require the Breaching Party to bear liabilities for default according to laws when it issues a unilateral notice of termination;

(d)    to require the Breaching Party to indemnify the non-breaching Party against all economic losses, including the expenses actually incurred for the loan, other foreseeable economic losses, and the expenses incurred by the non-breaching Party for litigation or arbitration in connection therewith; and

(e)    Other types of remedies agreed or stipulated by the laws and regulations.

5.     Confidentiality

The Parties acknowledge and confirm that any oral or written materials in connection with this Agreement or its contents or exchanged by the other Party for the preparation or performance of this Agreement or this transaction shall be deemed confidential information. Each Party shall keep confidentiality of all of such confidential information, and shall not disclose any confidential information to any third parties without the prior written consent of the other Party, except for the information as follows: (a) any information known to the public (only applicable when such information is not disclosed to the public by the receiving Party of confidential information without authorization); (b) any information to be disclosed as required by the applicable laws and regulations, stock trading rules or orders of government agencies or courts; or (c) information needed to be disclosed by any Party to its affiliates, legal or financial advisors in connection with the transaction contemplated hereunder on this transaction, provided that such affiliates, legal or financial advisors shall comply with confidentiality responsibilities similar to those set forth hereunder. In the event that any employee of a Party or any agency hired by a Party violates the confidential clause, such Party shall be deemed to have violated the confidential clause and shall be subject to liabilities for default. This section shall survive after this Agreement is terminated for whatever reasons.

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6.      Governing Law and Dispute Resolution

6.1     This Agreement shall be governed by PRC laws in respect of its execution, performance, validity, interpretation, amendment and termination and so it is with resolving the disputes.

6.2     Each Party hereto shall resolve disputes arising from the interpretation or performance of this Agreement through friendly negotiation. If a dispute is not resolved through the above means, the dispute shall be submitted to China International Economic and Trade Commission for arbitration in Beijing in accordance with its arbitration rules within 10 days as of the commencement of the relevant discussions above.

(a) Chinese shall be used during the arbitration. The arbitration tribunal shall consist of three arbitrators. The claimant shall have the right to appoint an arbitrator and the respondent shall have the right to appoint an arbitrator. The arbitration center shall have the right to appoint the third arbitrator.

(b) The arbitration award shall be final, binding upon the Parties and may be enforced in accordance with its terms.

(c) The arbitration cost shall be borne by the losing party determined in the arbitration award.

6.3     During the period of negotiation and arbitration, the Parties shall continuously perform this Agreement in full other than the issue in dispute.

7.      Miscellaneous

7.1     This Agreement shall be effective upon the date of execution by all the Parties.

7.2     The Agreement can be supplemented, amended or modified upon agreement of the Parties. Any supplemental, amendment or modification to the Agreement shall be made in writing in the form of supplemental agreement, and the supplemental agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement.

7.3     None of the Parties hereunder shall transfer any of its rights or obligations hereunder, in whole or in part, to any third party without prior written consent of the other Parties. However, the lender may at any time transfer its rights and obligations under this Agreement in whole or in part to the related parties of the lender (including without limitation the occasion that part of the loans provided by the related parties of the lender).

7.4     This Agreement is executed in three copies; each signing party shall hold one copy, all of which shall have the same legal effect.

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(There is no text in this page, and it is the signature page to the Investment Cooperation Agreement)

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Party A: Shenzhen Pow-Tech New Power Co.,Ltd.

Legal representative or authorized person (Sign):

Party B: Shenzhen Highpower Technology Co.,Ltd

Legal representative or authorized person (Sign):

Party C: Dangyu Pan

Sign:

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